UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2010

ECOTALITY, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6821 E. Thomas Road
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 219-5005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Ecotality Australia Pty.

On January 6, 2010, Ecotality, Inc. established a new, wholly owned subsidiary, Ecotality Australia Pty Ltd.  The new subsidiary, headquartered in Brisbane, Queensland, will market and distribute battery charging equipment to support on-road electric vehicles (EV), industrial equipment, and electric airport ground support equipment (GSE).

Heading up this new subsidiary are Mr. Peter Nimmo, Asia Pacific Operations Executive, and Mr. Kevin Campbell, Asia Pacific Business Development Manager.  Brief biographies for both gentlemen follow.

Mr. Peter Nimmo has been working in the battery industry for 16 years.  He has been a successful entrepreneur in his own right in the international business arena with some of 22 years of deep history in large infrastructure projects involving all aspects of international business and supply chain channels involving containerized, airfreight and charter mining projects.  A prior organization, First National Battery Pty, Ltd., began as a startup in 2001 and within four years, grew to more than $12 million in annual revenue. importing cells and chargers from South Africa, USA and Europe.  Mr. Nimmo has extensive expertise in international supply channels, battery and charging processes both in technical and sales areas.  Most recently, Mr. Nimmo has been operating a wholesale import/export business and assisting other organizations with their international business platforms.

Mr. Kevin Campell brings 15+ years of international battery industry expertise.  Before joining ECOtality, he was Managing Director for Bitrode Europe & SE Asia where he specialized in the technical solution sales of battery chargers and test equipment to the Lithium Ion & Advanced Chemistry battery manufacturers, focusing specifically on the EV industry.  His battery career began with Bitrode in 1993 as a start-up operation in Europe selling solutions to the Industrial/Automotive Lead Acid battery producers.  Relocated to Bitrode’s USA headquarters, he successfully participated as a member of the ownership team in a management buy-out. Mr. Campbell is highly experienced at entering new markets with diverse cultures either selling directly or sourcing partners. His extensive travel experience covers Europe, Russia, South Africa, and all Asia.  He has an HND in Electrical & Electronic Engineering, and is an Associate Fellow of the Australian Institute of Management, AFAIM.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit
99.1	January 12, 2010 Press Release announcing new Australian Subsidiary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Company)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	January 12, 2010
Jonathan R. Read

/s/ Barry S. Baer	Chief Financial Officer	January 12, 2010
Barry S. Baer